Exhibit 99.1
December 8, 2006
Abrams Office Center, Ltd.
c/o Millennium Office Management, Inc.
10440 N. Central Expressway, Suite 1150
Dallas, TX 75231
Attn: Jonathon Azoulay
Attn: Abraham Azoulay

Re:	Abrams Centre — Extension of Review Period
Dear Messrs. Azoulay:
     This letter relates to that certain Purchase and Sale Agreement dated effective as of October 24, 2006 (the “Purchase Agreement”), whereby Abrams Office Center, Ltd., a Texas limited partnership (“AOC”), as seller, agreed to sell to GERA Property Acquisition LLC, a Delaware limited liability company (“GERA”), as purchaser, that certain property commonly known as the “Abrams Centre” located at 9330 LBJ Freeway, Dallas, Texas (the “Property”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.
     The purpose of this letter is to amend the Purchase Agreement in order to extend the Review Period. AOC and GERA hereby agree that the expiration date of the Review Period is hereby extended from December 8, 2006, to December 15, 2006. Except as amended hereby, the parties agree that the Purchase Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.
     Please execute below to acknowledge AOC’s agreement to the terms and conditions of this letter agreement, and return the fully executed letter to GERA at the address listed above.
     This letter agreement can be signed in counterparts. A signed copy of this letter which is transmitted by e-mail will be binding upon the party so transmitting (or having its attorney transmit) this letter.
[signature pages on the next page]

Re: Abrams Centre — Extension of Review Period
December 8, 2006

Yours Truly, GERA PROPERTY ACQUISITION LLC, Delaware limited liability company
By:	/s/ Mark W. Chrisman
Mark W. Chrisman
Executive Vice President

THE UNDERSIGNED HAS THE AUTHORITY TO EXECUTE THIS LETTER AGREEMENT ON BEHALF OF AOC AND ACKNOWLEDGES AND AGREES TO THE TERMS AND CONDITIONS OF THIS LETTER AGREEMENT:
ABRAMS OFFICE CENTER, LTD.,
a Texas limited partnership

By:	Synerplex Properties, L.L.C., a Texas limited liability company

Its:	sole general partner

By:	/s/ Abraham A. Azoulay
Manager

cc:	James H. Wallenstein Robert Slaughter James L. Beard